Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports First Quarter Earnings of $5.3 Million, Declares $0.17 Dividend

BRYN MAWR, Pa., April 25, 2013 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $5.3 million and diluted earnings per share of $0.40 for the three months ended March 31, 2013, as compared to net income of $5.1 million and diluted earnings per share of $0.39 for the same period in 2012. Net income for the three months ended March 31, 2013 included pre-tax due diligence and merger-related expenses of $714 thousand as compared to $209 thousand for the same period in 2012.

Significant factors contributing to the results for the three months ended March 31, 2013, as compared to the same period in 2012, included increases in net interest income, wealth management revenues and net gain on sale of residential mortgage loans. These improvements were partially offset by increases in salaries and benefits expense, occupancy costs, due diligence and merger-related expenses and other operating expenses.

Ted Peters, Chairman and Chief Executive Officer, commented, “As our first quarter results show, we managed to sustain the strong quarterly performance that we delivered throughout last year. We anticipate continued improvement through 2013.”

As announced on March 29, 2013, the Corporation has entered into a definitive agreement and plan of merger with MidCoast Community Bancorp, Inc (“MCBI”), pursuant to which MCBI will merge with and into the Corporation. The transaction is expected to close late in the third quarter of 2013 and is subject to the normal regulatory and MCBI shareholder approvals. Mr. Peters continued, “We look forward to working with our colleagues at MidCoast and anticipate a smooth closing later this year.”

On April 25, 2013, the Board of Directors of the Corporation declared a quarterly dividend of $0.17 per share. The dividend is payable June 1, 2013 to shareholders of record as of May 7, 2013.

SIGNIFICANT ITEMS OF NOTE

Results of Operations - 1st Quarter 2013 Compared to 1st Quarter 2012

•

The overall results for the three months ended March 31, 2013, as compared to the same period in 2012, were affected by the May 2012 acquisition of the Davidson Trust Company (“DTC”) and the November 2012 acquisition of deposits, loans and a branch location from First Bank of Delaware (“FBD”).

•	Net income of $5.3 million for the three months ended March 31, 2013 increased $247 thousand, or 4.9%, from $5.1 million for the same period in 2012.

•

Net interest income for the three months ended March 31, 2013 was $17.4 million, an increase of $1.4 million, or 8.9%, from $16.0 million for the same period in 2012. The increase in net interest income between the periods was related to an 8.0% increase in average portfolio loans. This increase was primarily related to the acquisition of loans from FBD, which totaled $76.6 million at the time of the transaction. In addition, the Corporation’s strategic decisions to prepay $22.5 million of subordinated debt during the third and fourth quarters of 2012 and $20.0 million of Federal Home Loan Bank (“FHLB”) borrowings in the first quarter of 2013, along with the 16 basis point decline in rate paid on deposits, contributed significantly to the $941 thousand decrease in interest expense for the three months ended March 31, 2013, as compared to the same period in 2012.

•

Revenue from wealth management services for the three months ended March 31, 2013 was $8.3 million, a $2.1 million increase, or 34.0%, from the $6.2 million generated in the same period in 2012. Wealth Management Division assets under management, administration, supervision and brokerage as of March 31, 2013 were $7.0 billion, an increase of $1.8 billion, or 35.6%, from March 31, 2012. The increase was partially due to the May 2012 acquisition of DTC, which initially added approximately $1.0 billion to the Corporation’s assets under management, administration, supervision and brokerage. In addition, organic growth related to strategic initiatives within the division, along with market appreciation, contributed to the growth.

•

In addition to the increase in revenue for wealth management services mentioned above, non-interest income was also impacted by a $348 thousand increase on the gain on sale of residential mortgage loans. The volume of residential mortgage loans sold for the three months ended March 31, 2013 increased $17.6 million, or 51.8%, as compared to the same period in 2012.

•

Non-interest expense for the three months ended March 31, 2013 increased $3.4 million, to $20.2 million, as compared to $16.8 million for the same period in 2012. Contributing to this increase were a $505 thousand increase in due diligence and merger-related expenses, a $1.5 million increase in salaries and benefits, a $375 thousand increase in occupancy costs and a $1.4 million increase in other operating expenses between the periods. Salaries and benefits increased primarily as a result of the DTC acquisition and the addition of the branch and lending staff from FBD, an increase in incentive-based compensation related to residential mortgage loan sales as well as annual salary increases. The increased occupancy costs were related to the additions of DTC and FBD, in addition to the newly-opened full-service branch in Bala Cynwyd, Pennsylvania, which opened at the end of 2012. Partially offsetting these cost increases was a $570 thousand gain recognized on the curtailment of a nonqualified defined-benefit pension plan which was curtailed on January 1, 2013.

•	The $1.4 million increase in other operating expenses for the three months ended March 31, 2013, as compared to the same period in 2012 included a $347 thousand prepayment penalty related to the early payoff of FHLB borrowings. In addition, outsourced services, which included internal audit and IT support, accounted for a $347 thousand increase in the category between the periods, as well as increases of $166 thousand and $242 thousand in computer processing and telecommunications expense, respectively. The outsourced services, computer processing and telecommunications are expected to continue, as the Corporation is undertaking several technology infrastructure upgrades.

•

The tax-equivalent net interest margin of 3.85% for the three months ended March 31, 2013 was an 8 basis point decrease from the 3.93% tax-equivalent net interest margin for the same period in 2012. The 8 basis point decrease was the result of a $202.2 million increases in the average interest-earning assets and a $109.8 million increase in average interest-bearing liabilities which were offset by declines of 35 basis points and 33 basis points, in their tax-equivalent yield earned, and rate paid, respectively, between the periods. The incremental increase in average interest-earning assets of $202.2 million resulted in an increase in tax-equivalent net interest income of $1.4 million, representing an incremental tax-equivalent net interest margin of 2.90%. A significant portion of this increase in average interest-earning assets between periods was $78.8 million of interest-bearing deposits with other banks earning an average yield of only 24 basis points.

•

Nonperforming loans and leases of $12.8 million as of March 31, 2013 were 0.91% of total portfolio loans and leases, as compared $22.6 million, or 1.73% of total portfolio loans and leases as of March 31, 2012. This significant decrease in nonperforming loans was concentrated in the commercial and industrial and construction segments of the portfolio. For the three months ended March 31, 2013, the Corporation recorded net loan and lease charge-offs of $782 thousand, as compared to $713 thousand for the same period in 2012. The provision for loan and lease losses for the three months ended March 31, 2013 was $804 thousand, as compared with $1 million for the same period in 2012.

Results of Operations - 1st Quarter 2013 Compared to 4th Quarter 2012

•	Net income of $5.3 million for the three months ended March 31, 2013 was virtually unchanged from the $5.3 million recorded for the three months ended December 31, 2012.

•

Net interest income for the three months ended March 31, 2013 was $17.4 million, an increase of $513 thousand, or 3.0%, from $16.9 million for the three months ended December 31, 2012. The increase in net interest income between the periods was related to a $57.8 million increase, or 4.3%, in average portfolio loans. This increase was primarily related to the acquisition of loans from FBD, which totaled $76.6 million at the time of the transaction. In addition, the Corporation’s strategic decision to prepay $20.0 million of FHLB borrowings in January 2013, along with its continued effort to monitor deposit rates, contributed significantly to the $340 thousand decrease in interest expense for the three months ended March 31, 2013, as compared to the three months ended December 31, 2012.

•

Non-interest income for the three months ended March 31, 2013 decreased $1.4 million as compared to the three months ended December 31, 2012 as gains on sale of residential mortgage loans declined $906 thousand, or 37.4%, between the periods. This decline was directly related to the volume of residential mortgage loans sold, which totaled $51.8 million for the three months ended March 31, 2013, as compared to $71.6 million for the three months ended December 31, 2012. Also, gain on sale of available for sale investment securities decreased by $281 thousand between the periods, as there were minimal sales of investment securities during the three months ended March 31, 2013. Revenues for wealth management services remained relatively unchanged for the three months ended March 31, 2013 as compared to the three months ended December 31, 2012, as the effects of the new business that was added during the first quarter of 2013 has not yet been realized.

•

Non-interest expense for the three months ended March 31, 2013 decreased $854 thousand, to $20.2 million, as compared to $21.1 million for the three months ended December 31, 2012. The decrease was attributable to the $570 thousand gain on curtailment of a nonqualified executive pension plan, due diligence and merger-related expense reductions of $476 thousand between periods, and lower professional fees, which showed a decrease of $456 thousand, primarily related to legal fees. Partially offsetting these cost reductions was a $407 thousand increase in other operating expenses between the periods, largely related to increases in outsourced services, which included internal audit and IT support, accounting for a $248 thousand increase in the category, as well as a $253 thousand increase in telecommunications expense. The IT support and telecommunications cost increases are related to technology infrastructure enhancements which include an increase in the Bank’s data line bandwidth.

•

The tax-equivalent net interest margin of 3.85% for the three months ended March 31, 2013 was nearly unchanged from the three months ended December 31, 2012. The tax-equivalent yield earned and rate paid on interest-earning assets and interest-bearing liabilities, respectively, both declined by 11 basis points between the periods.

•

Nonperforming loans and leases as of March 31, 2013 were 0.91% of total portfolio loans and leases, as compared to 1.06% as of December 31, 2012. For the three months ended March 31, 2013, the Corporation recorded net loan and lease charge-offs of $782 thousand, as compared to $214 thousand for the three months ended December 31, 2012. The decline in nonperforming loans and leases resulted from charge-offs as well as $1.0 million of nonperforming loans which paid off during the three months ended March 31, 2013. The provision for loan and lease losses for the three months ended March 31, 2013 was $804 thousand, as compared with $1 million for the three months ended December 31, 2012.

•

Delinquent loans and leases in the 30 to 89 day past due category increased by $2.1 million as of March 31, 2013 as compared to December 31, 2012. This increase was primarily in the commercial and industrial loan category and was largely related to one lending relationship which matured at the end of 2012 and is in the process of refinancing with another lender.

Financial Condition - March 31, 2013 Compared to December 31, 2012

•

Deposits of $1.61 billion, as of March 31, 2013, decreased $24.0 million from December 31, 2012. The 1.5% decrease was comprised of decreases of $47.0 million and $13.4 million in time deposits and wholesale deposits, respectively, partially offset by increases of $29.0 million and $7.8 million in market-rate and non-interest-bearing deposits, respectively, between the dates.

•	The allowance for loan and lease losses, as of both March 31, 2013 and December 31, 2012 was $14.4 million, or 1.03% of portfolio loans and leases.

•

The capital ratios for the Bank and the Corporation, as shown in the table at page 14 below, indicate levels well above the regulatory minimum to be considered “well capitalized.” In particular, the tangible equity ratios for both the Bank and the Corporation have improved from their December 31, 2012 levels, to 8.11% and 7.98%, respectively. These increases were primarily the result of increases in retained earnings and decreases in accumulated other comprehensive losses between the dates.

•	Total assets as of March 31, 2013 of $2.03 billion declined slightly from $2.04 billion as of December 31, 2012.

•

Total portfolio loans and leases of $1.41 billion, as of March 31, 2013 remained relatively unchanged from December 31, 2012 as increases in commercial mortgages and commercial and industrial loans were substantially offset by declines in home equity lines and loans. The current low-interest rate environment has prompted many home equity borrowers to refinance to fixed-rate residential mortgage products which are then sold into the secondary market.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Friday, April 26, 2013. Interested parties may participate by calling 1-888-317-6016. A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through May 13, 2013. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 10026844.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2013	2012	2012	2012	2012

Interest income	$18,855	$18,682	$18,081	$18,188	$18,372
Interest expense	1,446	1,786	2,130	2,285	2,387

Net interest income	17,409	16,896	15,951	15,903	15,985
Provision for loan and lease losses	804	1,000	1,000	1,003	1,000

Net interest income after provision for loan and lease losses	16,605	15,896	14,951	14,900	14,985

Fees for wealth management services	8,349	8,365	7,993	7,211	6,229
Loan servicing and other fees	451	473	432	436	435
Service charges on deposits	584	654	634	609	580
Net gain on sale of residential mortgage loans	1,518	2,424	1,837	1,304	1,170
Net gain on sale of available for sale investments	2	283	416	716	—
Net loss on sale of other real estate owned	(52)	—	(45)	—	(41)
BOLI income	113	98	108	105	118
Other operating income	825	873	873	1,000	1,096

Non-interest income	11,790	13,170	12,248	11,381	9,587

Salaries and wages	8,810	8,848	8,703	8,075	7,505
Employee benefits	2,325	2,041	1,903	2,023	2,160
Net gain on curtailment of nonqualified pension plan	(570)	—	—	—	—
Occupancy and bank premises	1,750	1,616	1,488	1,395	1,375
Furniture fixtures and equipment	819	961	935	940	891
Advertising	412	363	267	359	320
Net impairment (recovery) of mortgage servicing rights	71	81	105	87	(110)
Amortization of mortgage servicing rights	212	248	243	256	219
Intangible asset amortization	661	673	669	560	509
FDIC insurance	258	255	262	234	219
Due diligence and merger-related expenses	714	1,190	316	914	209
Professional fees	575	1,031	609	571	657
Early extinguishment of debt costs and premiums	347	338	188	—	—
Other operating expenses	3,851	3,444	3,201	2,714	2,841

Non-interest expense	20,235	21,089	18,889	18,128	16,795

Income before income taxes	8,160	7,977	8,310	8,153	7,777
Income tax expense	2,840	2,673	2,885	2,808	2,704

Net income	$5,320	$5,304	$5,425	$5,345	$5,073

Per share data:
Weighted average shares outstanding	13,205,538	13,157,295	13,149,050	13,072,963	12,979,746
Dilutive common shares	230,413	205,545	146,377	158,570	147,502

Adjusted weighted average dilutive shares	13,435,951	13,362,840	13,295,427	13,231,533	13,127,248

Basic earnings per common share	$0.40	$0.40	$0.41	$0.41	$0.39

Diluted earnings per common share	$0.40	$0.40	$0.41	$0.40	$0.39

Dividend declared per share	$0.17	$0.16	$0.16	$0.16	$0.16

Effective tax rate	34.8%	33.5%	34.7%	34.4%	34.8%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(Dollars in thousands)

	Mar 31,	Dec 31,	Sep 30,	June 30,	Mar 31,
	2013	2012	2012	2012	2012
Assets
Interest-bearing deposits with banks	$136,534	$159,483	$23,559	$68,324	$55,759
Investment securities - available for sale	327,799	316,614	316,644	331,407	328,215
Investment securities - trading	2,168	1,447	1,399	1,342	1,556

Loans held for sale	3,233	3,412	3,420	1,668	5,784

Portfolio loans:
Consumer	18,725	17,666	17,342	15,920	13,644
Commercial & industrial	293,171	291,620	274,351	264,116	270,766
Commercial mortgages	563,431	546,358	472,354	445,254	430,896
Construction	26,135	26,908	22,161	33,815	51,274
Residential mortgages	284,819	288,212	301,054	304,249	306,911
Home equity lines & loans	183,984	194,861	195,315	202,676	202,015
Leases	34,974	32,831	31,136	30,549	28,974

Total portfolio loans and leases	1,405,239	1,398,456	1,313,713	1,296,579	1,304,480

Earning assets	1,874,973	1,879,412	1,658,735	1,699,320	1,695,794

Cash and due from banks	12,013	16,203	13,526	13,147	11,939
Allowance for loan and lease losses	(14,447)	(14,424)	(13,638)	(13,140)	(13,040)
Premises and equipment	31,072	31,170	29,238	28,911	28,680
Accrued interest receivable	6,168	5,955	5,963	6,009	6,037
Mortgage servicing rights	4,593	4,491	4,257	4,220	4,217
Goodwill	32,897	32,897	29,588	29,752	24,689
Other intangible assets	21,337	21,998	22,351	22,855	17,504
Bank owned life insurance	19,975	19,862	19,765	19,658	19,552
FHLB stock	10,663	10,761	10,717	10,746	11,009
Deferred income taxes	10,854	12,303	11,478	11,432	12,991
Other investments	4,347	4,346	4,438	4,424	4,095
Other assets	15,718	10,911	18,111	16,021	12,944

Total assets	$2,030,163	$2,035,885	$1,814,529	$1,853,355	$1,836,411

Liabilities and shareholders' equity

Interest-bearing checking	$263,820	$270,279	$226,206	$237,126	$235,841
Money market	588,478	559,470	493,829	468,314	418,503
Savings	135,124	129,091	132,402	133,204	135,912
Wholesale non-maturity deposits	32,879	45,162	37,458	35,365	66,518
Wholesale time deposits	11,325	12,421	9,942	22,505	22,062
Time deposits	171,575	218,586	171,498	193,081	212,003

Interest-bearing deposits	1,203,201	1,235,009	1,071,335	1,089,595	1,090,839

Non-interest bearing deposits	407,453	399,673	327,214	336,972	334,918

Total deposits	1,610,654	1,634,682	1,398,549	1,426,567	1,425,757

FHLB advances and other borrowings	168,636	161,315	155,416	169,589	164,697
Short-term borrowings	18,362	9,402	19,029	14,675	13,254
Subordinated debentures	—	—	15,000	22,500	22,500
Other liabilities	22,343	26,921	25,280	23,956	20,538
Shareholders' equity	210,168	203,565	201,255	196,068	189,665

Total liabilities and shareholders' equity	$2,030,163	$2,035,885	$1,814,529	$1,853,355	$1,836,411

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(Dollars in thousands)

	2013	2012	2012	2012	2012
	1Q	4Q	3Q	2Q	1Q
Assets

Interest bearing deposits with banks	$117,372	$91,234	$53,767	$57,734	$38,556
Investment securities - available for sale	323,247	311,372	328,051	321,420	304,215
Investment securities - trading	1,695	1,400	1,343	1,546	1,437
Loans held for sale	2,645	4,047	2,972	3,810	3,935
Portfolio loans and leases	1,401,038	1,341,826	1,300,811	1,290,209	1,295,617

Earning assets	1,845,997	1,749,879	1,686,944	1,674,719	1,643,760

Cash and due from banks	13,287	14,817	12,922	12,259	11,539
Allowance for loan and lease losses	(14,693)	(14,063)	(13,337)	(13,383)	(13,089)
Premises and equipment	31,415	30,189	29,077	28,866	29,095
Goodwill	32,897	29,642	29,751	26,201	24,688
Other intangible assets	21,725	22,084	22,580	21,427	17,804
Bank owned life insurance	19,905	19,800	19,695	19,589	19,480
FHLB stock	10,544	10,572	10,717	10,553	11,223
Deferred income taxes	12,183	11,577	13,225	13,659	13,637
Other assets	21,294	23,800	21,229	22,651	25,512

Total assets	$1,994,554	$1,898,297	$1,832,803	$1,816,541	$1,783,649

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$266,900	$241,730	$229,853	$236,131	$227,817
Money market	576,422	516,174	486,798	436,717	406,972
Savings	132,142	132,725	133,315	133,105	132,451
Wholesale non-maturity deposits	38,683	38,932	35,956	47,463	65,117
Wholesale time deposits	11,495	10,689	13,809	22,280	22,354
Time deposits	190,937	190,332	178,711	203,344	210,973

Total interest-bearing deposits	1,216,579	1,130,582	1,078,442	1,079,040	1,065,684

Non-interest bearing deposits	386,881	359,008	330,179	323,539	305,468

Total deposits	1,603,460	1,489,590	1,408,621	1,402,579	1,371,152

FHLB advances and other borrowings	149,699	159,559	167,251	163,908	165,402
Short-term borrowings	10,978	13,243	13,273	13,149	13,885
Subordinated debentures	—	7,283	21,114	22,500	22,500
Other liabilities	26,123	27,175	25,354	23,158	25,259
Shareholders' equity	204,294	201,447	197,190	191,247	185,451

Total liabilities and shareholders' equity	$1,994,554	$1,898,297	$1,832,803	$1,816,541	$1,783,649

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

March 31, 2013

For the period end:	2013	2012	2012	2012	2012
	1Q	4Q	3Q	2Q	1Q
Asset Quality Data

Nonaccrual loans and leases	$12,098	$14,040	$13,816	$14,929	$22,570
90 days or more past due loans, still accruing	728	728	—	3,376	—

Nonperforming loans and leases	12,826	14,768	13,816	18,305	22,570
Other real estate owned	545	906	412	865	404

Total nonperforming assets	$13,371	$15,674	$14,228	$19,170	$22,974

Troubled debt restructurings included in nonperforming assets	$3,686	$3,106	$3,740	$4,005	$4,223
Troubled debt restructurings in compliance with modified terms	7,438	8,008	8,379	8,302	7,970

Total troubled debt restructurings	$11,124	$11,114	$12,119	$12,307	$12,193

Nonperforming loans and leases / portfolio loans	0.91%	1.06%	1.05%	1.41%	1.73%
Nonperforming assets / assets	0.66%	0.77%	0.78%	1.03%	1.25%

Net loan charge-offs (recoveries) / average loans (annualized)	0.23%	0.08%	0.16%	0.26%	0.21%
Net lease (recoveries) charge-offs / average leases (annualized)	-0.13%	-0.38%	-0.23%	0.94%	0.67%
Net loan and lease charge-offs (recoveries) / average loans and leases (annualized)	0.22%	0.07%	0.16%	0.28%	0.23%

Delinquency rate - loans and leases 30 days or more past due	1.23%	1.02%	1.01%	1.36%	1.52%

Delinquent loans and leases - 30-89 days past due	$4,115	$2,053	$1,954	$2,722	$5,468

Delinquency rate - loans and leases 30-89 days past due	0.29%	0.15%	0.15%	0.21%	0.28%

Changes in the allowance for loan and lease losses:

Balance, beginning of period	$14,425	$13,638	$13,140	$13,040	$12,753

Charge-offs	(830)	(450)	(618)	(960)	(839)

Recoveries	48	237	116	57	126

Net (charge-offs) / recoveries	(782)	(213)	(502)	(903)	(713)

Provision for loan and lease losses	804	1,000	1,000	1,003	1,000

Balance, end of period	$14,447	$14,425	$13,638	$13,140	$13,040

Allowance for loan and lease losses / loans and leases	1.03%	1.03%	1.04%	1.01%	1.00%
Allowance for loan and lease losses / nonperforming loans and leases	112.6%	97.7%	98.7%	71.8%	57.8%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

March 31, 2013

For the period and period end:	2013	2012	2012	2012	2012
	1Q	4Q	3Q	2Q	1Q
Selected ratios (annualized):

Return on average assets	1.08%	1.11%	1.18%	1.18%	1.14%
Return on average shareholders' equity	10.56%	10.47%	10.93%	11.24%	11.00%
Return on average tangible equity (2)	14.42%	14.09%	14.89%	14.97%	14.27%
Yield on loans and leases*	5.16%	5.24%	5.21%	5.31%	5.33%
Yield on interest earning assets*	4.16%	4.27%	4.28%	4.39%	4.51%
Cost of interest bearing funds	0.43%	0.54%	0.66%	0.72%	0.76%
Net interest margin*	3.85%	3.86%	3.78%	3.84%	3.93%
Book value per share	$15.57	$15.17	$15.02	$14.73	$14.40
Tangible book value per share	$11.55	$11.08	$11.14	$10.77	$11.20
Period end shares outstanding	13,500,413	13,414,552	13,399,635	13,316,469	13,168,555

Selected data:

Mortgage loans originated	$65,105	$82,458	$64,455	$51,427	$55,385

Mortgage loans sold - servicing retained	$51,414	$71,596	$54,992	$41,986	$32,778
Mortgage loans sold - servicing released	189	—	—	2,238	1,223

Total mortgage loans sold	$51,603	$71,596	$54,992	$44,224	$34,001

Yield on loans sold	2.94%	3.39%	3.34%	2.95%	3.44%

Mortgage loans serviced for others	$603,734	$595,317	$583,859	$575,533	$571,440

Total wealth assets under management, administration, supervision and brokerage (1)	$6,987,974	$6,663,212	$6,482,835	$6,275,940	$5,152,965

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax-equivalent basis.
(1)	Brokerage assets represent assets held at a registered broker dealer under a networking agreement.
(2)	Average tangible equity equals average shareholders' equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

March 31, 2013

Investment Portfolio - AFS	As of March 31, 2013			As of December 31, 2012
(dollars in thousands)
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain /(Loss)	Amortized Cost	Fair Value	Net Unrealized Gain /(Loss)

U.S. Treasury securities	$102	$103	$1	$—	$—	$—

Obligations of U.S. government and agencies	74,455	75,134	679	73,183	73,872	689

State & political subdivisions	37,382	37,511	129	30,243	30,384	141

Mortgage-backed securities	136,360	139,505	3,145	128,537	131,826	3,289

Collateralized mortgage obligations	57,020	57,682	662	62,116	62,703	587

Other debt securities	1,900	1,897	(3)	1,900	1,900	—

Bond - mutual funds	11,456	11,504	48	11,456	11,527	71

Investment CDs	2,335	2,345	10	2,350	2,364	14

Other investments	1,948	2,118	170	1,962	2,038	76

Total Investment Portfolio	$322,958	$327,799	$4,841	$311,747	$316,614	$4,867

Capital Ratios
	Regulatory Minimum To Be Well Capitalized	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Bryn Mawr Trust Company

Tier I Capital to Risk Weighted Assets (“RWA”)	6.00%	11.52%	11.20%	11.99%	11.75%	12.17%
Total (Tier II) Capital to RWA	10.00%	12.51%	12.20%	14.09%	14.36%	14.78%
Tier I Leverage Ratio	5.00%	8.70%	8.84%	9.23%	9.14%	9.56%
Tangible Equity Ratio		8.11%	7.72%	8.85%	8.41%	8.70%

Bryn Mawr Bank Corporation

Tier I Capital to RWA	6.00%	11.33%	11.02%	11.64%	11.30%	11.52%
Total (Tier II) Capital to RWA	10.00%	12.32%	12.02%	13.74%	13.90%	14.23%
Tier I Leverage Ratio	5.00%	8.58%	8.72%	8.98%	8.80%	9.07%
Tangible Equity Ratio		7.98%	7.60%	8.58%	8.07%	8.22%

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax-Equivalent Income and Expense and Tax Equivalent Yields - (unaudited)

	1st Quarter 2013			4th Quarter 2012			3rd Quarter 2012			2nd Quarter 2012			1st Quarter 2012
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$117,372	$69	0.24%	$91,234	$41	0.18%	$53,767	$34	0.25%	$57,734	$30	0.21%	$38,556	$23	0.24%
Investment securities - available for sale:
Taxable	289,097	889	1.25%	286,889	897	1.24%	309,570	960	1.23%	307,371	1,067	1.40%	294,593	1,136	1.55%
Tax-exempt	34,150	125	1.48%	24,483	102	1.66%	18,481	82	1.77%	14,049	66	1.89%	9,622	53	2.22%

Investment securities - available for sale	323,247	1,014	1.27%	311,372	999	1.28%	328,051	1,042	1.26%	321,420	1,133	1.42%	304,215	1,189	1.57%

Investment securities - trading	1,695	16	3.83%	1,400	16	4.55%	1,343	5	1.48%	1,546	12	3.12%	1,437	4	1.12%

Loans and leases *	1,403,683	17,854	5.16%	1,345,873	17,721	5.24%	1,303,783	17,089	5.21%	1,294,019	17,094	5.31%	1,299,552	17,234	5.33%

Total interest-earning assets	1,845,997	18,953	4.16%	1,749,879	18,777	4.27%	1,686,944	18,170	4.28%	1,674,719	18,269	4.39%	1,643,760	18,450	4.51%
Cash and due from banks	13,287			14,817			12,922			12,259			11,539
Less allowance for loan and lease losses	(14,693)			(14,063)			(13,337)			(13,383)			(13,089)
Other assets	149,963			147,664			146,274			142,946			141,439

Total assets	$1,994,554			$1,898,297			$1,832,803			$1,816,541			$1,783,649

Liabilities:

Savings, NOW and market rate deposits	$975,464	$479	0.20%	$890,629	$557	0.25%	$849,966	$567	0.27%	$805,953	$586	0.29%	$767,240	$559	0.29%
Other wholesale deposits	38,683	35	0.37%	38,932	38	0.39%	35,956	34	0.38%	47,463	43	0.36%	65,117	53	0.33%
Wholesale deposits	11,495	19	0.67%	10,689	20	0.74%	13,809	21	0.60%	22,280	24	0.43%	22,354	24	0.43%
Time deposits	190,937	242	0.51%	190,332	290	0.61%	178,711	316	0.70%	203,344	412	0.81%	210,973	490	0.93%

Total interest-bearing deposits	1,216,579	775	0.26%	1,130,582	905	0.32%	1,078,442	938	0.35%	1,079,040	1,065	0.40%	1,065,684	1,126	0.42%

Subordinated debentures	—	—	—%	7,283	79	4.32%	21,114	271	5.11%	22,500	291	5.20%	22,500	291	5.20%
Junior subordinated debentures	—	—	—%	—	—	—%	—	—	—%	—	—	—%	—	—	—%
Short-term borrowings	10,978	3	0.11%	13,243	3	0.09%	13,273	4	0.12%	13,149	5	0.15%	13,885	6	0.17%
FHLB advances and other borrowings	149,699	668	1.81%	159,559	798	1.99%	167,251	918	2.18%	163,908	924	2.27%	165,402	964	2.34%

Total Borrowings	160,677	671	1.69%	180,085	880	1.94%	201,638	1,193	2.35%	199,557	1,220	2.46%	201,787	1,261	2.51%

Total interest-bearing liabilities	1,377,256	1,446	0.43%	1,310,667	1,785	0.54%	1,280,080	2,131	0.66%	1,278,597	2,285	0.72%	1,267,471	2,387	0.76%

Noninterest-bearing deposits	386,881			359,008			330,179			323,539			305,468
Other liabilities	26,123			27,175			25,100			23,158			25,259

Total noninterest-bearing liabilities	413,004			386,183			355,279			346,697			330,727

Total liabilities	1,790,260			1,696,850			1,635,359			1,625,294			1,598,198
Shareholders’ equity	204,294			201,447			197,444			191,247			185,451

Total liabilities and shareholders’ equity	$1,994,554			$1,898,297			$1,832,803			$1,816,541			$1,783,649

Interest income to earning assets			4.16%			4.27%			4.28%			4.39%			4.51%

Net interest spread			3.73%			3.73%			3.62%			3.67%			3.75%
Effect of noninterest-bearing sources			0.12%			0.13%			0.16%			0.17%			0.18%

Tax-equivalent net interest income/ margin on earning assets		$17,507	3.85%		$16,992	3.86%		$16,039	3.78%		$15,984	3.84%		$16,063	3.93%

Tax-equivalent adjustment		$98	0.03%		$96	0.02%		$88	0.02%		$81	0.02%		$78	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.